UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2010 (January 5, 2010)

Koss Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212

(Address of principal executive offices)  (Zip code)

(414) 964-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

4.01    Changes in Registrant’s Certifying Accountant.

(a)           In its Form 8-K filed on January 4, 2010 (the “January 4th 8-K”), Koss Corporation (the “Company”) reported the dismissal of Grant Thornton LLP as its independent auditor.  Under Item 305(a)(3) of Regulation S-K, the Company is required to file a response letter from Grant Thornton, addressed to the Commission, stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree.  At the time the January 4th 8-K was filed, the Company had not yet received the response letter from Grant Thornton.  The Company received the letter on January 5, 2010.  By this amendment to the January 4th 8-K, the Company is filing the letter within two business days of receipt as required by Item 305(a)(3) of Regulation S-K.   The information previously reported in Item 4.01 of the January 4th 8-K is hereby incorporated by reference into this Form 8-K/A.

A copy of Grant Thornton LLP’s letter is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1

Press Release dated January 4, 2010, announcing dismissal of certifying accountant and non-reliance on previously issued financial statements. Previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated January 4, 2010.

	Exhibit 99.2	Letter from Grant Thornton LLP dated January 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 6, 2010	KOSS CORPORATION

	By:	/s/ Michael J. Koss
Michael J. Koss
Chief Executive Officer,
President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1

Press Release dated January 4, 2010, announcing dismissal of certifying accountant and non-reliance on previously issued financial statements.  Previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated January 4, 2010.

99.2	Letter from Grant Thornton LLP dated January 5, 2010.